EXHIBIT 4.2
WARRANT CERTIFICATE

CERTIFICATE No.	TRANSFER No	L/A Code	INVESTOR Code	DATE	NUMBER OF WARRANTS

Warrants to Subscribe
for Shares of Common
Stock of $0.0001 each
TITANIUM ASSET MANAGEMENT CORP.
(Incorporated in Delaware under the General Corporation Law of the State of Delaware)
Regulation S Warrant Certificate
THIS IS TO CERTIFY that the undermentioned is/are the registered holder(s) of Warrants to subscribe for shares of Common Stock of $0.0001 each fully paid in TITANIUM ASSET MANAGEMENT CORP. subject to the Certificate of Incorporation and the By-laws of the Company and the Warrant Agreement. The exercise price of the Warrants is $4.00, subject to adjustment as described in the Warrant Agreement, and the Warrants expire on June 21, 2011. The Warrant Agreement can be viewed at the offices of the Company.

NAME(S) OF HOLDER(S)	NUMBER OF WARRANTS
PRIOR TO INVESTING IN THE SECURITIES OR CONDUCTING ANY TRANSACTIONS IN THE SECURITIES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE RESTRICTIONS ON TRANSFER SUMMARIZED BELOW AND ANY OTHER RESTRICTIONS.
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND IS A RESTRICTED SECURITY (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS WHICH REQUIRE THAT IN ADDITION TO ANY CERTIFICATIONS REQUIRED FROM A TRANSFEROR AS SET FORTH ON THE REVERSE OF THIS CERTIFICATE, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD OF AT LEAST ONE YEAR, THE TRANSFEREE CERTIFIES AS TO WHETHER OR NOT IT IS A U.S. PERSON WITHIN THE MEANING OF REGULATION S AND MUST PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS.

President	Secretary
NOTE:	Any change in the ownership of the above (either in total or in part) will be registered only if both the transfer and this certificate are lodged with the Company’s Registrar: Capita Registrars (Jersey) Limited, Victoria Chambers, Liberation Square, 1/3 The Esplanade, St Helier, Jersey JE2 3QA
THIS DOCUMENT IS VALUABLE AND SHOULD BE KEPT IN A SAFE PLACE

Printed by Capita Design & Print – TITANIUM ASSET MANAGEMENT CORP. 6/07 50520
PLEASE DO NOT DETACH THIS COUNTERFOIL UNLESS YOU WISH TO NOTIFY A CHANGE OF ADDRESS

Change of Address       Holder Ref:
Please change the address of my / our holding to:

TITANIUM ASSET MANAGEMENT CORP. WARRANTS TO SUBSCRIBE FOR SHARES OF COMMON STOCK OF $0.0001 EACH	Name

Address

Address

County

Postcode

Signed	Date

Return To:Capita Registrars (Jersey) Limited, Victoria Chambers, Liberation Square, 1/3 The Esplanade, St Helier, Jersey JE2 3QA

T256/90

The shares underlying this Warrant Certificate shall be held (pending exercise of this Warrant Certificate) subject to all of the provisions of the Certificate of Incorporation and the By-laws of the Company and any amendments thereto, a copy of each of which is on file at the office of the Company and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this Warrant Certificate, to all of which the holder of this Warrant Certificate, by acceptance hereof, assents and agrees to be bound. The Company will furnish without charge to each shareholder who so requests a copy of the Certificate of Incorporation and the By-laws of the Company.
In connection with any transfer of this Warrant Certificate to be consummated prior to (i) the second anniversary of the later of the date the Warrants were acquired from the Company or from an affiliate of the Company (the “Two Year 144 Anniversary”), if the Holder has not been an affiliate of the Company, or (ii) the later of (x) the Two Year 144 Anniversary and (y) three months after the Holder ceases to be an affiliate, if the Holder has been an affiliate of the Company, the Holder will be required to certify to one of the following:
(a) This Warrant Certificate is being transferred to the Company.
(b) This Warrant Certificate is being transferred pursuant to an effective registration statement under the Securities Act and in accordance with any applicable laws of the United States and any state of the United States.
(c) (i) This Warrant Certificate is being transferred in an offshore transaction not subject to the registration requirements of the Securities Act, by virtue of Regulation S thereunder; (ii) the offer of the Warrants was not made to a person in the United States; (iii) (A) at the time the buy order was originated, the Transferee was outside the United States or the Holder and any person acting on its behalf reasonably believed that the Transferee was outside the United States or (B) the transaction is executed in, on or through the facilities of the AIM Market operated by London Stock Exchange plc, and neither the Holder nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; (iv) no directed selling efforts have been made in contravention of the requirements of Regulation S; (v) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; (vi) if applicable, in the case of a transfer by a Holder who is a dealer or a person receiving a selling concession, fee or other remuneration in connection with such transfer, such Holder has complied with the additional conditions set forth in Rule 904(b) of Regulation S, and (vii) the Holder has complied with all applicable additional requirements imposed by Rule 903 of Regulation S;
(d) This Warrant Certificate is being transferred pursuant to an exemption from registration under the Securities Act in compliance with Rule 144, if applicable, under the Securities Act and is in accordance with applicable US state securities laws and in relation to which the Holder has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer.
(e) This Warrant Certificate is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A and is in accordance with applicable US state securities laws.
(f) This Warrant Certificate is being transferred to a person who is a Founder (as such term is defined in the Warrant Agreement), or an entity controlled by a Founder, who is purchasing the Warrants in a transaction exempt from registration not involving a public offering.
In addition, in connection with any transfer of this Warrant Certificate to be consummated prior to one year after the later of (i) the time when the Warrants were first offered to persons other than distributors in reliance upon Regulation S or (ii) the date of closing of the offering of the Warrants, the Holder will be required to certify that:
it has complied with all additional requirements imposed by Rule 903 of Regulation S, including procuring a written declaration from the transferee stating, among other things, that (A) either (i) the transferee is a US person and the transaction is being conducted under the exemption from registration provided by rule 144A under the Securities Act or (ii) the transferee is not a US person within the meaning of Regulation S and (B) the transferee agrees to be bound by the provisions of Rule 903 of Regulation S regarding resales and hedging activities. A form of such written declaration is available from the Company’s Transfer Agent.
The Company may determine to extend or shorten the certification periods set forth above in accordance with applicable law.
The exercise of this Warrant Certificate must be in accordance with the procedures implemented by the Company to ensure that the Warrants are not exercised in the U.S., and that the Common Shares underlying the Warrants are not delivered within the United States upon exercise, other than in offerings in accordance with Regulation S, or unless registered under the Securities Act, or exempt from such registration. These procedures include delivery of an Exercise Notice. If you do not have a form of Exercise Notice, please contact the Transfer Agent.
The Transfer Agent shall not be obligated to register this Warrant Certificate in the name of any person other than the Holder thereof unless and until the conditions to any such transfer of registration set forth herein and on the face hereof shall have been satisfied.
Assignment and transfer of this Warrant Certificate shall not be effected by an endorsement on this certificate, but by execution and delivery of a separate stock transfer form, which may be obtained from the Company’s Transfer Agent.
Unless otherwise specified, terms used in this certificate have the meanings set forth in Regulation S. Transferee and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
THIS SECURITY MAY NOT BE ACQUIRED, HELD BY, OR TRANSFERRED TO (I) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ERISA, (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT AND OTHER ARRANGEMENT (U.S. OR NON-US) THAT ARE SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR TO OTHER U.S. OR NON-U.S. LAWS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE (COLLECTIVELY A “PLAN”) OR (III) AN ENTITY THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS AND WHICH HAVE PURCHASED THIS SECURITY ON BEHALF OF, OR WITH “PLAN ASSETS” OF, ANY PLAN.
TRANSFERS OF THIS SECURITY OR ANY INTEREST HEREIN TO A PERSON USING ASSETS OF A PLAN TO PURCHASE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN WILL BE VOID AND OF NO FORCE AND EFFECT AND WILL NOT TRANSFER ANY RIGHTS TO SUCH PERSON NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE COMPANY OR ANY OF ITS AGENTS. THE FOREGOING LEGEND RELATING TO PLANS AND PLAN ASSETS MAY BE REMOVED IF DETERMINED BY THE COMPANY IN ACCORDANCE WITH APPLICABLE LAW.